Exhibit 99.3

CECO Environmental Acquires Compass Water Solutions

Broadens Industrial Water Capabilities and Expands CECO’s Short-Cycle Mix

DALLAS, TX (May 10, 2022) -- CECO Environmental Corp. (Nasdaq: CECE) (“CECO”), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today announced it has acquired Compass Water Solutions, Inc. (“Compass”) a leading global supplier of membrane-based industrial water and wastewater treatment systems that help customers achieve regulatory compliance of water discharge at the lowest lifecycle cost. The transaction adds to CECO’s growing industrial water technologies, which is anchored by its Peerless-Skimovex® brand.

Compass generated approximately $11 million of revenue in 2021 with double-digit EBITDA margins. The total purchase price was $12.5 million and funded by a mix of cash and debt. Approximately 70 percent was paid at closing with the balance to be paid over a two-year period. CECO expects the acquisition to be accretive to total company EBITDA margins, earnings per share, and free cash flows in 2022.

With this acquisition, CECO expands its addressable industrial water technology market by over $250 million, with expected growth rates over six percent CAGR through 2025 for industrial oily-water and seawater reverse osmosis applications. CECO expects the Compass acquisition to unlock greater value by leveraging CECO’s international sales resources, existing US Navy expertise, and global engineering and production footprint. In addition to market growth rates, the expected stricter water discharge regulations coupled with hard-to-attain international certifications are expected to drive higher sales. Compass’ installed base of over 8,000 systems worldwide has created a robust aftermarket parts and services business that represents approximately 40 percent of current revenues. Finally, with an average order size of less than $250,000, Compass increases CECO’s short-cycle business mix to approximately $100 million, or 30 percent, of total company 2021 revenue.

“Compass adds critical engineered solutions, and an experienced leadership team, to our growing industrial water capabilities, and we are excited to welcome them to the CECO organization,” said Todd Gleason, CEO of CECO Environmental. “CECO has completed three industrial water acquisitions in 2022 and each share our common mission to protect people, the environment, and industrial equipment. We expect that these businesses, when coupled with our global footprint and leading brands, will continue to drive strong revenue and income growth in this strategic market,” added Mr. Gleason.

ABOUT COMPASS WATER SOLUTIONS

Compass Water Solutions® (“Compass”) is a world-wide leader in the engineering, manufacturing, sales, and service of membrane-based water and wastewater treatment systems. Compass helps customers achieve environmental compliance of water discharge (“assurance against a spill”) at the lowest lifecycle cost using high-capacity oil-water separators, slop-water separators, reverse osmosis water-makers, water filtration, and purification technology. The company is widely recognized for its brand name, international certifications, global installed base, and nearly 50 years of application expertise serving multiple industries. The company is headquartered in Tustin, California, and operates an ISO 9001 certified assembly plant. For more information, please visit www.compasswater.com

Exhibit 99.3

ABOUT CECO ENVIRONMENTAL

CECO is a global leader in industrial air quality and fluid handling serving a broad landscape of industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom Engineered Systems for applications including power generation, petrochemical processing, general industrial, refining, midstream oil & gas, electric vehicle production, poly silicon fabrication, battery recycling, beverage can, and water/wastewater treatment along with a wide range of other applications. CECO is listed on Nasdaq under the ticker symbol "CECE." For more information, please visit www.cecoenviro.com.

ADVISORS

The McLean Group served as financial advisor and O’Melveny provided legal counsel to Compass. BDO USA LLP and Dykema Gossett PLLC served as advisors on CECO’s behalf.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance and include but are not limited to statements about CECO’s expectations regarding the integration of Compass into CECO; the benefits of the acquisition of Compass, and the expectations regarding the transaction’s impact on CECO’s strategic growth plan. We use words such as "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "will," "plan," "should" and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties surrounding the acquisition of Compass that could cause actual results to differ materially include risks regarding the achievement of the anticipated benefits of the acquisition, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in CECO's service areas; the ability to expand operations in both new and existing markets; unpredictability and severity of catastrophic events, including cyber-security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus ("COVID-19"); and the effect of competition in the air quality and fluid handling industries. Additional risks and uncertainties are discussed under "Part I – Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Many of these risks are beyond management's ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

Investor Relations Contact:

Steven Hooser, Three Part Advisors, LLC

214-872-2710 | investor.relations@onececo.com

News Media:

Kimberly Plaskett, Corporate Communications Director

CECO-Communications@onececo.com

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